                                                                      EXHIBIT 21


                             List of Subsidiaries

                           MUZAK LIMITED PARTNERSHIP

                                         State of
Name                                     Incorporation
- ----                                     -------------

Muzak Capital Corporation                Delaware



                           MUZAK CAPITAL CORPORATION

                                     None